Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Shareholders of Theragenics Corporation

We consent to the incorporation by reference in the registration statements of Theragenics Corporation and subsidiaries (the “Company”) on Form S-8, file numbers, 333-15313, 333-40653, 333-48136, 333-136640 and 333-165503, and on Form S-3 file numbers 333-127551 and 333-143839, of our reports dated March 5, 2012, with respect to the consolidated financial statements of the Company and the related financial statement schedule, which reports appear in the Company’s 2011 Annual Report on Form 10-K.

/s/ DIXON HUGHES GOODMAN LLP

Atlanta, Georgia
March 6, 2012